FILED PURSUANT TO RULE 424(B)(3)
                               FILE NO. 333-15411

                                                                  Rule 424(b)(3)
                                                                  No. 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997 and the Prospectus Supplement dated July 18, 1997. This Supplement replaces the Supplements dated July 22, 1997, July 25, 1997, August 8, 1997, August 26, 1997 and September 10, 1997. CAPITALIZED TERMS USED IN THIS SUPPLEMENT HAVE THE SAME MEANING AS IN THE PROSPECTUS UNLESS OTHERWISE STATED HEREIN.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of September 17, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after September 17, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of September 17, 1997, the Company had received subscription proceeds of $126,900,946 (12,690,095 Shares), including $643,293 (64,329 Shares) issued pursuant to the Reinvestment Plan, from 5,938 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $114,231,000. As of September 17, 1997, the Company had invested or committed for investment approximately $225,401,000 of aggregate net proceeds from the Initial Offering and this offering in 207 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on three additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $22,874,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of September 17, 1997, $5,710,543 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.

                                    BUSINESS

PROPERTY ACQUISITIONS

         Between July 3, 1997 and September 17, 1997, the Company acquired 29 Properties, including 28 Properties consisting of land and building and one Property consisting of building only. These Properties are six Arby's Properties (one in each of Lexington, Greensboro, Greenville, Jonesville, Kernersville, and Kinston, North Carolina), three Boston Market Properties (one in each of Newport News, Virginia, Edgewater, Colorado, and Hoover, Alabama), six IHOP Properties (one in each of Houston, Lake Jackson and Victoria, Texas, and Stockbridge, Georgia, Elk Grove, California, and Loveland, Colorado), two Jack in the Box Properties (one in each of Woodland and West Sacramento, California), five Tumbleweed Southwest Mesquite Grill & Bar Properties (one in each of Lawrence, Kansas, Cookeville, Hendersonville, Nashville, and Murfreesboro, Tennessee), four Golden Corral Properties (one in each of Fort Walton Beach and Palatka, Florida, Duncan, Oklahoma, and Mobile, Alabama), one Ruby Tuesday's Property (in London, Kentucky), one Shoney's Property (in Las Vegas, Nevada) and one T.G.I. Friday's Property (in Superstition Springs, Arizona). For information regarding the Properties acquired by the Company prior to July 3, 1997, see the Prospectus dated April 18, 1997 and the Prospectus Supplement dated July 18, 1997.


SEPTEMBER 24, 1997                              PROSPECTUS DATED APRIL 18, 1997

         In connection with the purchase of the six Arby's Properties, the three Boston Market Properties, the six IHOP Properties, the two Jack in the Box Properties, the four Golden Corral Properties, the Ruby Tuesday's Property, the Shoney's Property, the T.G.I. Friday's Property and four of the Tumbleweed Southwest Mesquite Grill & Bar Properties in Lawrence, Kansas, Cookeville, Nashville, and Murfreesboro, Tennessee, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The purchase price for the Shoney's Property in Las Vegas, Nevada, and the T.G.I. Friday's Property in Superstition Springs, Arizona, includes development fees of $73,191 and $17,500, respectively, to an Affiliate of the Advisor for services provided in connection with the development of the Properties. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

         In connection with the Tumbleweed Southwest Mesquite Grill & Bar Property in Hendersonville, Tennessee, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of this Property, which is to be renovated, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation." In connection with this acquisition, the Company has also entered into a tri-party agreement with the lessee and the owner of the land. The tri-party agreement provides that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the building in the event of a default by the lessee under the terms of the ground lease.

         The following table sets forth the location of the 29 Properties, including 28 Properties consisting of land and building and one Property consisting of building only, acquired by the Company, from July 3, 1997 through September 17, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                              PROPERTY ACQUISITIONS
                  From July 3, 1997 through September 17, 1997

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
ARBY'S (5)                          $742,536     07/15/97  07/2017; two    $74,254;           for each lease    during the
(the "Lexington Property")                                 five-year       increases by       year, (i) 4% of   seventh and
Existing restaurant                                        renewal         4.14% after the    annual gross      tenth lease
                                                           options         third lease        sales minus       years only
The Lexington Property is                                                  year and after     (ii) the
located on the east side of                                                every three        minimum annual
Cotton Grove Road, north of                                                years              rent for such
Interstate 85, in Lexington,                                               thereafter         lease year
Davidson County, North                                                     during the
Carolina, in an area of mixed                                              lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lexington
Property include a Burger
King, a Taco Bell, and a
Cracker Barrel.

BOSTON MARKET (6)                   $1,011,492   07/16/97  07/2012;        $104,993;          for each lease    at any time
(the "Newport News Property")                              five five-      increases by       year after the    after the
Existing restaurant                                        year renewal    10% after the      fifth lease       fifth lease
                                                           options         fifth lease        year, (i) 4% of   year
The Newport News Property is                                               year and after     annual gross
located on the southwest                                                   every five         sales minus
corner of the intersection of                                              years              (ii) the
Warwick Boulevard and Prince                                               thereafter         minimum annual
Drew Road, in Newport News,                                                during the         rent for such
Virginia, in an area of mixed                                              lease term         lease year
retail, commercial, and
residential development.
Other fast-food and family-style
restaurants located in proximity,
to the Newport News Property
include a Pizza Hut, a McDonald's,
a Hardee's, and a local restaurant.

                                      -3-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
IHOP (7)                            $1,424,283   07/16/97  07/2017;        $144,209;          for each lease    during the
(the "Houston Property")                                   three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                        year renewal    10% after the      annual gross      lease year
                                                           options         fifth lease        sales minus       and at the
The Houston Property is                                                    year and after     (ii) the          end of  the
located at the southwest                                                   every five         minimum annual    initial
quadrant of the intersection                                               years              rent for such     lease term
of FM 1960 and U.S. Highway                                                thereafter         lease year
290, in Houston, Harris                                                    during the
County, Texas, in an area of                                               lease term
mixed retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located
in proximity to the Houston
Property include a Kettle's,
a Pizza Inn, a Denny's,
a McDonald's, and a Burger King.


IHOP (7)                            $1,397,047   07/16/97  07/2017;        $141,451;          for each lease    during the
(the "Stockbridge Property")                               three five-     increases by       year, (i) 4% of   eleventh
Existing restaurant                                        year renewal    10% after the      annual gross      lease year
                                                           options         fifth lease        sales minus       and at the
The Stockbridge Property is                                                year and after     (ii) the          end of the
located on the north side of                                               every five         minimum annual    initial
Stockbridge Road, west of                                                  years              rent for such     lease term
Interstate 675, in                                                         thereafter         lease year
Stockbridge, Clayton County,                                               during the
Georgia, in an area of mixed                                               lease term
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to the
Stockbridge Property include
a Chick-Fil-A, an Applebee's,
a McDonald's, a Wendy's, a
Long John Silver's, and
several local restaurants.

                                      -4-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
JACK IN THE BOX  (8)                $963,592     07/16/97  07/2015;        $98,768 (7);       for each lease    at any time
(the "Woodland Property")           (3) (9)                four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                               year renewal    after the fifth    annual gross      seventh
                                                           options         lease year and     sales minus       lease year
The Woodland Property is                                                   after every        (ii) the
located on the southeast                                                   five years         minimum annual
corner of East Main Street and                                             thereafter         rent for such
County Road 102, in Woodland,                                              during the         lease year (10)
Yolo County, California, in an                                             lease term
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Woodland Property include a
Wendy's, a Taco Bell, a Burger
King, a Denny's, a McDonald's,
and a local restaurant.

JACK IN THE BOX  (8)                $1,073,031   07/21/97  07/2015;        $109,986 (7);      for each lease    at any time
(the "West Sacramento                 (3) (9)              four five-      increases by 8%    year, (i) 5% of   after the
Property")                                                 year renewal    after the fifth    annual gross      seventh
Restaurant to be constructed                               options         lease year and     sales minus       lease year
                                                                           after every        (ii) the
The West Sacramento Property                                               five years         minimum annual
is located on the southeast                                                thereafter         rent for such
corner of Sheperd Court and                                                during the         lease year (10)
Stillwater Road, in West lease
term Sacramento, Yolo County,
California, in an area of
mixed retail, commercial, and
residential development.

                                      -5-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
TUMBLEWEED SOUTHWEST MESQUITE       $1,471,963   08/01/97  07/2017; two    $161,916 (10);     for each lease    at any time
  GRILL & BAR (11)                  (3) (12)               five-year       increases by       year, (i) 5% of   after the
(the "Cookeville Property")                                renewal         10% after the      annual gross      seventh
Restaurant to be renovated                                 options         fifth lease        sales minus       lease year
                                                                           year and after     (ii) the
The Cookeville Property is                                                 every five         minimum annual
located on the                                                             years              rent for such
northeast corner of the                                                    thereafter         lease year
intersection of South                                                      during the
Jefferson Avenue and Neal                                                  lease term
Lane, in Cookeville, Putnam
County, Tennessee, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Cookeville
Property include a Pizza Hut,
an Arby's, a Wendy's, a
Captain D's, a Shoney's, a
Burger King, a McDonald's, a
Long John Silver's, a
Ponderosa Steak House, a
Cracker Barrel, a Taco Bell, a
Schlotzsky's, a Subway
Sandwich Shop, a Quincy's, a
Ryan's Family Steak House, and
a local restaurant.

                                      -6-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
TUMBLEWEED SOUTHWEST MESQUITE       $747,664     08/01/97  07/2017; two    $100,935 (10);     for each lease    at any time
  GRILL & BAR (11) (13)             (3) (12)               five-year       increases by       year, (i) 5% of   after the
(the "Hendersonville                                       renewal         10% after the      annual gross      seventh
Property")                                                 options         fifth lease        sales minus       lease year
Restaurant to be renovated                                                 year and after     (ii) the
                                                                           every five         minimum annual
The Hendersonville Property is                                             years              rent for such
located on the northeast                                                   thereafter         lease year
quadrant of the intersection                                               during the
of East Main Street and                                                    lease term
Cherokee Road North, in
Hendersonville, Sumner County,
Tennessee, in an area of mixed
retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located in proximity
to the Hendersonville Property
include a Boston Market, a
Wendy's, a Subway Sandwich Shop,
a Shoney's, an Applebee's, a Pizza
Hut, a Burger King, and a local
restaurant.

TUMBLEWEED SOUTHWEST MESQUITE       $1,448,598   08/01/97  07/2017; two    $159,346 (10);     for each lease    at any time
  GRILL & BAR (11)                  (3) (12)               five-year       increases by       year, (i) 5% of   after the
(the "Lawrence  Property")                                 renewal         10% after the      annual gross      seventh
Restaurant to be renovated                                 options         fifth lease        sales minus       lease year
                                                                           year and after     (ii) the
The Lawrence Property is                                                   every five         minimum annual
located on the                                                             years              rent for such
east side of Iowa Street                                                   thereafter         lease year
between West 24th Street and                                               during the
West 25th Street, in Lawrence,                                             lease term
Douglas County, Kansas, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Lawrence Property include an
Applebee's, a Chili's, and
several local restaurants.

                                      -7-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
TUMBLEWEED SOUTHWEST MESQUITE       $1,308,411   08/01/97  07/2017; two    $143,925 (10);     for each lease    at any time
  GRILL & BAR (11)                  (3) (12)               five-year       increases by       year, (i) 5% of   after the
(the "Nashville Property")                                 renewal         10% after the      annual gross      seventh
Restaurant to be renovated                                 options         fifth lease        sales minus       lease year
                                                                           year and after     (ii) the
The Nashville Property is                                                  every five         minimum annual
located on the west side of                                                years              rent for such
Nolensville Road, in                                                       thereafter         lease year
Nashville, Davidson County,                                                during the
Tennessee, in an area of mixed                                             lease term
retail, commercial, and
residential development. Other
fast-food and family-style
restaurants located
in proximity to the Nashville
Property include a McDonald's,
a Papa John's Pizza, a Pizza
Hut, and several local restaurants.

ARBY'S (5)                          $727,273     08/04/97  08/2017; two    $72,727;           for each lease    at any time
(the "Greensboro Property")                                five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                        renewal         4.14% after the    annual gross      seventh
                                                           options         third lease        sales minus       lease year
The Greensboro Property is                                                 year and after     (ii) the
located on the northeast                                                   every three        minimum annual
corner of the intersection of                                              years              rent for such
South Regional Boulevard and                                               thereafter         lease year
Boeing Drive, in Greensboro,                                               during the
Guilford County, North                                                     lease term
Carolina, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greensboro
Property include a Wendy's, a
Hardee's, a McDonald's, a
Shoney's, a Subway Sandwich
Shop, and a local restaurant.

                                      -8-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
ARBY'S (5)                          $727,273     08/04/97  08/2017; two    $72,727;           for each lease    at any time
(the "Greenville Property")                                five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                        renewal         4.14% after the    annual gross      seventh
                                                           options         third lease        sales minus       lease year
The Greenville Property is                                                 year and after     (ii) the
located on the north side of                                               every three        minimum annual
Greenville Boulevard, south of                                             years              rent for such
the Wal-Mart Super Center, in                                              thereafter         lease year
Greenville, Pitt County, North                                             during the
Carolina, in an area of mixed                                              lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greenville
Property include a Perkins, a
McDonald's, an Applebee's, and
a Boston Market.

ARBY'S (5)                          $727,273     08/04/97  08/2017; two    $72,727;           for each lease    at any time
(the "Jonesville Property")                                five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                        renewal         4.14% after the    annual gross      seventh
                                                           options         third lease        sales minus       lease year
The Jonesville Property is                                                 year and after     (ii) the
located on the south side of                                               every three        minimum annual
State Highway 67, east of                                                  years              rent for such
Interstate 77, in Jonesville,                                              thereafter         lease year
Yadkin County, North Carolina,                                             during the
in an area of mixed retail,                                                lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Jonesville Property include a
Cracker Barrel, a McDonald's,
a Wendy's, a Shoney's, and
several local restaurants.

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
ARBY'S (5)                          $650,000     08/04/97  08/2017; two    $65,000;           for each lease    at any time
(the "Kernersville Property")                              five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                        renewal         4.14% after the    annual gross      seventh
                                                           options         third lease        sales minus       lease year
The Kernersville Property is                                               year and after     (ii) the
located on the south side of                                               every three        minimum annual
South Main Street, west of                                                 years              rent for such
Interstate 40, in                                                          thereafter         lease year
Kernersville, Forsyth County,                                              during the
North Carolina, in an area of                                              lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Kernersville
Property include a Taco Bell,
and several local restaurants.

ARBY'S (5)                          $713,636     08/04/97  08/2017; two    $71,364;           for each lease    at any time
(the "Kinston Property")                                   five-year       increases by       year, (i) 4% of   after the
Existing restaurant                                        renewal         4.14% after the    annual gross      seventh
                                                           options         third lease        sales minus       lease year
The Kinston Property is                                                    year and after     (ii) the
located on the north side of                                               every three        minimum annual
West New Bern Road, west of US                                             years              rent for such
Highway 258, in Kinston,                                                   thereafter         lease year
Lenoir County, North Carolina,                                             during the
in an area of mixed retail,                                                lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Kinston Property include a
Subway Sandwich Shop, a
Hardee's, a Golden Corral, and
several local restaurants.

                                      -10-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
TUMBLEWEED SOUTHWEST MESQUITE       $1,425,234   08/05/97  08/2017; two    $156,776 (10);     for each lease    at any time
  GRILL & BAR (11)                  (3) (12)               five-year       increases by       year, (i) 5% of   after the
(the "Murfreesboro Property")                              renewal         10% after the      annual gross      seventh
Restaurant to be renovated                                 options         fifth lease        sales minus       lease year
                                                                           year and after     (ii) the
The Murfreesboro Property is                                               every five         minimum annual
located on the southeast                                                   years              rent for such
corner of the intersection of                                              thereafter         lease year
Northwest Broad Street and                                                 during the
South Front Street, in                                                     lease term
Murfreesboro, Rutherford
County, Tennessee, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Murfreesboro
Property include a Shoney's, a
Captain D's, a Burger King, a
KFC, a McDonald's, a Subway
Sandwich Shop, and a local
restaurant.

BOSTON MARKET (6)                   $904,691     08/19/97  08/2012;        $93,907;           for each lease    at any time
(the "Edgewater Property")                                 five five-      increases by       year after the    after the
Existing restaurant                                        year renewal    10% after the      fifth lease       fifth lease
                                                           options         fifth lease        year,  (i) 4%     year
The Edgewater Property is                                                  year and after     of annual gross
located within the Market                                                  every five         sales minus
Place Shopping Center on the                                               years              (ii) the
west side of Sheridan                                                      thereafter         minimum annual
Boulevard, in Edgewater,                                                   during the         rent for such
Jefferson County, Colorado, in                                             lease term         lease year
an area of mixed retail,
commercial, and residential
development. Other fast-food
and family-style restaurants
located in proximity to the
Edgewater Property include a
Taco Bell, a Fazoli's, an A&W,
a McDonald's, and several
local restaurants.

                                      -11-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
GOLDEN CORRAL (14)                  $168,813     08/19/97  08/2012;        10.75% of Total    for each lease    during the
(the "Duncan Property")             (excluding             four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed        development            year renewal                       amount by which   through
                                    costs) (3)             options                            annual gross      seventh
The Duncan Property is located                                                                sales exceed      lease years
on the west side of U.S.                                                                      $1,956,403 (10)   and the
Highway 81, south of State                                                                                      tenth
Road 7, in Duncan, Stephens                                                                                     through
County, Oklahoma, in an area                                                                                    fifteenth
of mixed retail, commercial,                                                                                    lease years
and residential development.                                                                                    only
Other fast-food and family-style
restaurants located in proximity
to the Duncan Property include a
McDonald's, an Arby's, a Pizza
Hut, and several local
restaurants.

GOLDEN CORRAL (14)                  $570,497     08/19/97  08/2012;        10.75% of Total    for each lease    during the
(the "Fort Walton Beach             (excluding             four five-      Cost (4)           year, 5% of the   first
Property")                          closing                year renewal                       amount by which   through
Restaurant to be constructed        and                    options                            annual gross      seventh
                                    development                                               sales exceed      lease years
The Fort Walton Beach Property      costs) (3)                                                $2,764,503 (10)   and the
is located on the southeast                                                                                     tenth
corner of Mary Esther                                                                                           through
Boulevard south of Beal                                                                                         fifteenth
Parkway, in Fort Walton Beach,                                                                                  lease years
Okaloosa  County, Florida, in                                                                                   only
an area of mixed retail,
commercial, and residential
development. Other
fast-food and family-style
restaurants located in
proximity to the Fort Walton
Beach Property include an
Applebee's, a Burger King, a
Chili's, a Blimpie's, a
Fazoli's, a Krystal Burger,
a McDonald's, a Hardee's, a
Wendy's, and a Sonic Drive-in.

                                      -12-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
RUBY TUESDAY'S                      $1,123,720   08/19/9   08/2017; two    $123,609 (9);      for each lease    at any time
(the "London Property")             (3) (9)                five-year       increases by       year, (i) 6% of   after the
Restaurant to be renovated                                 renewal         10% after the      annual gross      seventh
                                                           options         fifth lease        sales minus       lease year
The London Property is located                                             year and after     (ii) the
on the east side of Interstate                                             every five         minimum annual
75, on the south side of                                                   years              rent for such
Highway 192 and Park South                                                 thereafter         lease year
Road, in London, Laurel                                                    during the
County, Kentucky, in an area                                               lease term
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the London
Property include an Arby's, a
Hardee's, a Fazoli's, a
Frisch's Big Boy, a Krystal
Burger, a Burger King, a
Ponderosa Steak House, a Taco
Bell, a Captain D's, and
several local restaurants.

IHOP (7)                            $1,540,356   08/20/97  08/2017;        $155,961;          for each lease    during the
(the "Elk Grove Property")          (excluding             three five-     increases by       year,  (i) 4%     eleventh
Existing restaurant                 closing                year renewal    10% after the      of annual gross   lease year
                                    costs)                 options         fifth lease        sales minus       and at the
The Elk Grove Property is                                                  year and after     (ii) the          end of the
located on the south side of                                               every five         minimum annual    initial
East Stockton Boulevard, just                                              years              rent for such     lease term
north of Bond Boulevard and                                                thereafter         lease year
east of Route 99, in Elk                                                   during the
Grove, Sacramento County,                                                  lease term
California, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Elk Grove
Property include a Taco Bell,
an Applebee's, a McDonald's,
and several local restaurants.

                                      -13-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
IHOP (7)                            $1,196,060   08/20/97  08/2017;        $121,101;          for each lease    during the
(the "Lake Jackson Property")       (excluding             three  five-    increases by       year, (i) 4% of   eleventh
Existing restaurant                 closing                year renewal    10% after the      annual gross      lease year
                                    costs)                 options         fifth lease        sales minus       and at the
The Lake Jackson Property is                                               year and after     (ii) the          end of the
located on the west side of                                                every five         minimum annual    initial
State Highway 332, in Lake                                                 years              rent for such     lease term
Jackson, Brazoria County,                                                  thereafter         lease year
Texas, in an area of mixed                                                 during the
retail, commercial, and                                                    lease term
residential development. Other
fast-food and family-style
restaurants located
in proximity to the Lake
Jackson Property include a
Boston Market, a Ryan's
Family Steak House, a Pizza
Hut, a Burger King, a Red
Lobster, a Whataburger, a
McDonald's, a Taco Bell, a
Chick-Fil-A, and several
local restaurants.

IHOP (7)                            $1,376,767   08/20/97  08/2017;        $139,398;          for each lease    during the
(the "Loveland Property")           (excluding             three five-     increases by       year,  (i) 4%     eleventh
Existing restaurant                 closing                year renewal    10% after the      of annual gross   lease year
                                    costs)                 options         fifth lease        sales minus       and at the
The Loveland Property is                                                   year and after     (ii) the          end of the
located on the south side of                                               every five         minimum annual    initial
Stone Creek Circle, with                                                   years              rent for such     lease term
visibility from Highway 34 and                                             thereafter         lease year
Interstate 25, in Loveland,                                                during the
Larimer County, Colorado, in                                               lease term
an area of mixed retail,
commercial, and residential
development. Other
fast-food and family-style
restaurants located in
proximity to the Loveland
Property include a Lonestar
Steak House.

                                      -14-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
IHOP (7)                            $1,073,262    08/20/97  08/2017;        $108,668;          for each lease    during the
(the "Victoria Property")           (excluding              three  five-    increases by       year, (i) 4% of   eleventh
Existing restaurant                 closing                 year renewal    10% after the      annual gross      lease year
                                    costs)                  options         fifth lease        sales minus       and at the
The Victoria Property is                                                    year and after     (ii) the          end of the
located on the north side of                                                every five         minimum annual    initial
Lentz Parkway west of U.S.                                                  years              rent for such     lease term
Highway 77, in Victoria,                                                    thereafter         lease year
Victoria County, Texas, in an                                               during the
area of mixed retail,                                                       lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Victoria Property include a
Denny's, a Red Lobster, a Taco
Bell, a McDonald's, a Ryan's
Family Steak House, a Sonic
Drive-in, and several local
restaurants.

SHONEY'S                          $799,047     08/20/97   08/2017; two    11% of Total       for each lease    at any time
(the "Las Vegas Property")        (excluding              five-year       Cost (4);          year,  (i) 6%     after the
Restaurant to be constructed      development             renewal         increases by       of annual gross   seventh
                                  costs) (3)              options         10% after the      sales minus       lease year
The Las Vegas Property is                                                 fifth lease        (ii) the
located on the west side of                                               year and after     minimum annual
Rock Springs Drive, north of                                              every five         rent for such
Lake Mead Drive, in Las Vegas,                                            years              lease year
Clark County, Nevada, in an                                               thereafter
area of mixed retail,                                                     during the
commercial, and residential                                               lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Las Vegas Property include a
Boston Market, a Wendy's, an
Arby's, a Chili's, a Macaroni
Grill, a Tony Roma's, a
McDonald's, and an In and Out
Burgers.

                                      -15-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
BOSTON MARKET (6)                   $1,062,327   09/05/97  09/2012;        $110,270;          for each lease    at any time
(the "Hoover Property")                                    five  five-     increases by       year after the    after the
Existing restaurant                                        year renewal    10% after the      fifth lease       fifth lease
                                                           options         fifth lease        year, (i) 4% of   year
The Hoover Property is located                                             year and after     annual gross
on the southeast quadrant of                                               every five         sales minus
U.S. Highway 31 and Lorna                                                  years              (ii) the
Road, in Hoover, Jefferson                                                 thereafter         minimum annual
County, Alabama, in an area of                                             during the         rent for such
mixed retail, commercial, and                                              lease term         lease year
residential development. Other
fast-food and family-style
restaurants located
in proximity to the Hoover
Property include a Taco Bell,
a McDonald's, a Wendy's, and
a Pizza Hut.

T.G.I. FRIDAY'S                     $872,422     09/05/97   09/2017;        10.75% of Total    for each lease    at any time
(the "Superstition Springs          (excluding              four five-      Cost (4);          year, (i) 6% of   after the
Property")                          development             year renewal    increases by       annual gross      seventh
Restaurant to be constructed        costs) (3)              options         10% after the      sales minus       lease year
                                                                            fifth lease        (ii) the
The Superstition Springs                                                    year and after     minimum annual
Property is located on the                                                  every five         rent for such
northwest corner of the                                                     years              lease year
intersection of Superstition                                                thereafter
Springs Boulevard and South                                                 during the
Power Road, in Superstition                                                 lease term
Springs, Mericopa County,
Arizona, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to the
Superstition Springs Property
include a Burger King, an
Outback Steakhouse, a Jack in
the Box, a Denny's, a
McDonald's, a Wendy's, a
Chili's, and several local
restaurants.

                                      -16-

                                                          Lease Expira-
                                    Purchase       Date     tion and         Minimum                              Option
Property Location and Competition   Price (1)    Acquired Renewal Options  Annual Rent (2)    Percentage Rent   To Purchase
---------------------------------   ---------    -------- ---------------  ---------------    ---------------   -----------
GOLDEN CORRAL (14)                  $417,329     09/17/97   03/2013;        10.75% of Total    for each lease    during the
(the "Mobile Property")             (excluding              four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed        development             year renewal                       amount by which   through
                                    costs) (3)              options                            annual gross      seventh
The Mobile Property is located                                                                 sales exceed      lease years
on the southeast side of Halls                                                                 $2,502,407 (10)   and the
Mill Road, south of Range Line                                                                                   tenth
Road, in Mobile, Mobile                                                                                          through
County, Alabama, in an area of                                                                                   fifteenth
mixed retail, commercial, and                                                                                    lease years
residential development.                                                                                         only
Other fast-food and family-
style restaurants located in
proximity to the Mobile
Property include a KFC, a
McDonald's, an Arby's, a
Popeyes, a Checkers, a Waffle
House, a Quincy's Family Steak
House, a Shoney's, a Pizza
Inn, a Taco Bell, a Burger
King, a Pizza Hut, a
Godfather's Pizza, and several
local restaurants.

GOLDEN CORRAL (14)                  $319,140     09/17/97   03/2013;        10.75% of Total    for each lease    during the
(the "Palatka Property")            (excluding              four five-      Cost (4)           year, 5% of the   first
Restaurant to be constructed        development             year renewal                       amount by which   through
                                    costs) (3)              options                            annual gross      seventh
The Palatka Property is                                                                        sales exceed      lease years
located on the southeast side                                                                  $2,191,973 (10)   and the
of Highway 19, south of U.S.                                                                                     tenth
17, in Palatka, Putnam County,                                                                                   through
Florida, in an area of mixed                                                                                     fifteenth
retail, commercial, and                                                                                          lease years
residential development.                                                                                         only
Other fast-food and family-style
restaurants located in proximity
to the Palatka Property include
an In and Out Burgers, a Pizza
Hut, and several local restaurants.

                                      -17-

----------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                                     Federal Tax Basis
         --------                                     -----------------
         Lexington Property                            $  462,000
         Newport News Property                            584,000
         Houston Property                                 888,000
         Stockbridge Property                             705,000
         Woodland Property                                661,000
         West Sacramento Property                         612,000
         Cookeville Property                            1,026,000
         Hendersonville Property                          779,000
         Lawrence Property                              1,019,000
         Nashville Property                               946,000
         Greensboro Property                              403,000
         Greenville Property                              488,000
         Jonesville Property                              538,000
         Kernersville Property                            411,000
         Kinston Property                                 483,000
         Murfreesboro Property                            973,000
         Edgewater Property                               625,000
         Duncan Property                                  931,000
         Fort Walton Beach Property                       983,000
         London Property                                  828,000
         Elk Grove Property                             1,036,000
         Lake Jackson Property                            799,000
         Loveland Property                                960,000
         Victoria Property                                810,000
         Las Vegas Property                               939,000
         Hoover Property                                  618,000
         Superstition Springs Property                  1,269,000
         Mobile Property                                  988,000
         Palatka Property                                 932,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Duncan, Fort Walton Beach, Mobile and Palatka Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. For the Las Vegas and Superstition Springs Properties minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Duncan, Fort Walton Beach, Mobile and Palatka Properties, as described above, interim rent equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Las Vegas and Superstition Springs Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 10.75% to 11%) of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The development agreements for the Properties which are to be constructed or renovated, provides that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:

         Property                           Estimated Maximum Cost                  Estimated Final Completion Date
         --------                           ----------------------                  -------------------------------
         Woodland Property                          $  963,592                             January 12, 1998
         West Sacramento Property                    1,073,031                             January 17, 1998
         Cookeville Property                         1,471,963                             July 31, 1998
         Hendersonville Property                       747,664                             July 31, 1998
         Lawrence Property                           1,448,598                             July 31, 1998
         Nashville Property                          1,308,411                             July 31, 1998
         Murfreesboro Property                       1,425,234                             August 4, 1998
         Duncan Property                             1,158,457                             February 15, 1998
         Fort Walton Beach Property                  1,609,490                             February 15, 1998
         London Property                             1,123,720                             November 17, 1997
         Las Vegas Property                          1,577,243                             February 16, 1998
         Superstition Springs Property               2,044,922                             March 4, 1998
         Mobile Property                             1,463,204                             March 16, 1998
         Palatka Property                            1,289,938                             March 16, 1998

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) The lessee of the Lexington, Greensboro, Greenville, Jonesville, Kernersville and Kinston Properties is the same unaffiliated lessee.

(6) The lessee of the Newport News, Edgewater and Hoover Properties is the same unaffiliated lessee.

(7) The lessee of the Houston, Stockbridge, Elk Grove, Lake Jackson, Loveland and Victoria Properties is the same unaffiliated lessee.

(8) The lessee of the Woodland and West Sacramento Properties is the same unaffiliated lessee.

(9) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(10) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(11) The lessee of the Cookeville, Hendersonville, Lawrence, Nashville and Murfreesboro Properties is the same unaffiliated lessee.

(12) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change. In accordance with the lease agreement, these Properties are being converted from Barb Wires Steakhouse & Saloon restaurants to Tumbleweed Southwest Mesquite Grill & Bar restaurants. Renovation of the Properties is expected to be completed within 365 days of the effective date of the lease. The Properties are expected to remain operational during renovations.

(13) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(14) The lessee of the Duncan, Fort Walton Beach, Mobile and Palatka Properties is the same unaffiliated lessee.

PENDING INVESTMENTS

         As of September 17, 1997, the Company had initial commitments to acquire 36 properties, including 23 properties consisting of land and building and 13 properties consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 36 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases."

         In connection with four of the Black-eyed Pea properties, three of which are located in Phoenix and one of which is located in Tucson, Arizona, and the IHOP property in Saugus, Massachusetts, the Company anticipates owning only the buildings and not the underlying land. However, the Company anticipates entering into landlord estoppel agreements with the landlords of the land and collateral assignments of the ground leases with the lessees in order to provide the Company with certain rights with respect to the land on which the buildings are located.

         In connection with the On The Border property in San Antonio, Texas, and seven of the Black-eyed Pea properties, two of which are located in Albuquerque, New Mexico, and one of which is located in each of Dallas, Houston, and Waco, Texas; Forestville, Maryland; and Wichita, Kansas; the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a tri- party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent         Option to Purchase
--------                  ---------------        -------------------              ---------------         ------------------
Black-eyed Pea (3)       16 years; two       12.90% of the Company's                    None              during the
Albuquerque, NM (#1)     five-year renewal   total cost to purchase the                                   fourth, sixth,
Existing restaurant      options             building; increases to                                       and eighth
                                             13.28% after the sixth                                       lease years
                                             lease year                                                   only

Black-eyed Pea (3)       14 years; two       13.70% of the Company's                    None              during the
Albuquerque, NM (#2)     five-year renewal   total cost to purchase the                                   second,
Existing restaurant      options             building; increases to                                       fourth, and
                                             13.97% after the fourth                                      sixth lease
                                             lease year                                                   years only

Black-eyed Pea (3)       14 years            13.66% of the Company's                    None              during the
Dallas, TX                                   total cost to purchase the                                   second,
Existing restaurant                          building; increases to                                       fourth, and
                                             13.93% after the fourth                                      sixth lease
                                             lease year                                                   years only

Black-eyed Pea (3)       7 years; two        20.57% of the Company's                    None                   None
Forestville, MD          five-year renewal   total cost to purchase the
Existing restaurant      options             building

Black-eyed Pea (3)       11 years            15.37% of the Company's                    None              during the
Houston, TX                                  total cost to purchase the                                   first and
Existing restaurant                          building; increases to                                       third lease
                                             15.45% after the first                                       years only
                                             lease year

Black-eyed Pea           20 years; two       10.50% of the Company's        for each lease year, (i) 5%   during the
Mesa, AZ                 five-year renewal   total cost to purchase the     of annual gross sales minus   eighth, tenth,
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       and twelfth
                                             after the tenth lease year     rent for such lease year      lease years
                                             and after every five years                                   only
                                             thereafter during the lease
                                             term

Black-eyed Pea (6)               9 years     16.85% of the Company's                    None                    (7)
Phoenix, AZ (#1)                             total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (6)             11 years      15.49% of the Company's                    None                    (7)
Phoenix, AZ (#2)                             total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (6)             12 years      14.69% of the Company's                    None                    (7)
Phoenix, AZ (#3)                             total cost to purchase the
Existing restaurant                          building

                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent         Option to Purchase
--------                  ---------------        -------------------              ---------------         ------------------
Black-eyed Pea (6)       13 years            14.13% of the Company's                    None                    (7)
Tucson, AZ                                   total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (3)       14 years; two       13.42% of the Company's                    None              during the
Waco, TX                 five-year renewal   total cost to purchase the                                   second,
Existing restaurant      options             building; increases to                                       fourth, and
                                             13.73% after the fourth                                      sixth lease
                                             lease year                                                   years only

Black-eyed Pea (3)       14 years            13.56% of the Company's                    None              during the
Wichita, KS                                  total cost to purchase the                                   second,
Existing restaurant                          building; increases to                                       fourth, and
                                             13.84% after the fourth                                      sixth lease
                                             lease year                                                   years only

Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Colorado Springs, CO     five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     4% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Muskogee, OK             five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Olathe, KS               five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Ground Round             20 years; five      10.25% of the Company's                    (9)               at any time
Allentown, PA            five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent         Option to Purchase
--------                  ---------------        -------------------              ---------------         ------------------
Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Colerain, OH             five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Crystal, MN              five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Dubuque, IA              five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Ewing, NJ                five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year
Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Gloucester, NJ           five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Janesville, WI           five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Kalamazoo, MI            five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Maple Shade, NJ          five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Nanuet, NY               five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Parma, OH                five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent         Option to Purchase
--------                  ---------------        -------------------              ---------------         ------------------
Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Reading, PA              five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Waterloo, IA             five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (9)               at any time
Wauwatosa, WI            five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

IHOP (6)                        (8)          11.78% of the Company's        for each lease year, (i) 3%   at any time
Saugus, MA                                   total cost to purchase         of annual gross sales minus   after the
Existing restaurant                          the building; increases by     (ii) the minimum annual       fifth lease
                                             5.81% after the fifth lease    rent for such lease year      year
                                             year, 4.66% after the
                                             tenth lease year, and 2.83%
                                             after the fifteenth lease
                                             year

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year,          at any time
Florissant, MO           five-year renewal   increases by 8% after the      (i) 5% of annual gross        after the seventh
Restaurant to be                             fifth lease year and           sales minus (ii) the          lease year (2)
constructed                                  after every five years         minimum annual rent for
                                             thereafter during the          such lease year
                                             lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year,          at any time
Folsum, CA               five-year renewal   increases by 8% after the      (i) 5% of annual gross        after the
Restaurant to be         options             fifth lease year and           sales minus (ii) the          seventh lease
constructed                                  after every five years         minimum annual rent for       year (2)
                                             thereafter during the          such lease year
                                             lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year,          after the
Los Angeles, CA          five-year renewal   increases by 8% after the      (i) 5% at any time            seventh lease
Restaurant to be         options             fifth lease year and after     of annual gross sales minus   year (2)
constructed                                  every five years thereafter    (ii) the minimum annual
                                             during the lease term          rent for such lease year

On The Border (3)        (4); three five-    13.64% of Total Cost (1);      for each lease year, (i) 4%   at any time
San Antonio, TX          year renewal        (5)                            of annual gross sales minus   after the
Restaurant to be         options                                            (ii) the minimum annual       tenth lease
constructed                                                                 rent for such lease year      year

                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent         Option to Purchase
--------                  ---------------        -------------------              ---------------         ------------------
Ruby Tuesday's           20 years; two       11% of Total Cost (1);             for each lease year,      at any time
Georgetown, KY           five-year renewal   increases by 10% after the         (i) 6% of annual gross    after the
Restaurant to be         options             fifth lease year and               sales minus (ii) the      seventh lease
constructed                                  after every five years             minimum annual rent for   year
                                             thereafter during the              such lease year at any
                                             lease term                         time after the seventh
                                                                                lease year

Wendy's                  20 years; two       10.25% of Total Cost (1)           for each lease year,      at any time
Westlake Village, CA     five-year renewal                                      (i) 7% of annual gross    after the
Restaurant to be         options                                                sales minus (ii) the      seventh lease
constructed                                                                     minimum annual rent for   year
                                                                                such lease year

-----------------------
FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 15 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the percentage change in the Consumer Price Index.

(6) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(7) The Company anticipates conveying the building to the tenant at the end of the lease term for $1.

(8) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(9) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed a to be determined breakpoint (base sales) as follows; 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales.

BORROWING

         On August 20, 1997, the Company's $15 million Loan was amended and restated to enable the Company to receive advances on a revolving $35,000,000 unsecured line of credit (the "Line of Credit") to purchase and develop Properties and to fund Mortgage Loans and Secured Equipment Leases. The advances will bear interest at a rate of LIBOR plus 1.65% or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.

         The Company intends to use up to $15 million of the $35 million available under the Line of Credit, including the approximately $5,139,444 advanced as of September 17, 1997, to fund Secured Equipment Leases. The Company intends to use up to $20 million of the $35 million available under the Line of Credit to purchase Properties. Advances used to fund Secured Equipment Leases will be repaid using payments received from Secured Equipment Leases and will be refinanced in regard to any Secured Equipment Lease not fully repaid at the end of the term of the Line of Credit. Advances used to purchase and develop Properties will be repaid using additional offering proceeds or refinanced on a long-term basis.

         The Company will not encumber Properties in connection with the Line of Credit. Management believes that during the offering period the Line of Credit will allow the Company to make investments in Properties that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares to allow the Company to make the investments. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Properties acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Properties and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of Line of Credit by the Company will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs.

         The Board of Directors does not anticipate that the Company will borrow funds, other than the Line of Credit and any additional financing the Board of Directors may determine to obtain to fund Secured Equipment Leases or to purchase and develop Properties. The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. Until Listing occurs, the Company will not encumber Properties in connection with any borrowing. If Listing occurs, however, the Board of Directors may elect to cause the Company to borrow funds in connection with the purchase of additional Properties or for other Company purposes and to encumber any or all of the Company's Properties in connection with any such borrowing. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amount of any borrowing will not exceed 50% of Real Estate Asset Value, although the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs. Any additional financing obtained to fund Secured Equipment Leases may not exceed 10% of aggregate gross proceeds of the Company's initial offering, this offering and any subsequent offering.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                       CNL AMERICAN PROPERTIES FUND, INC.
                     PROPERTIES ACQUIRED FROM JULY 3, 1997
                           THROUGH SEPTEMBER 17, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


         The following schedule presents unaudited estimated taxable operating results of each Property acquired by the Company from July 3, 1997 through September 17, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                              Arby's                Boston Market             IHOP                  IHOP
                                         Lexington, NC (6)      Newport News, VA (7)    Houston, TX (8)     Stockbridge, GA (8)
                                         -----------------     ---------------------    ---------------     -------------------
Estimated Taxable Operating
  Results

Base Rent (1)                              $74,254                 $104,993              $144,209              $141,451

Asset Management Fees (2)                   (4,449)                  (6,013)               (8,519)               (8,356)

General and Administrative
  Expenses (3)                              (4,604)                  (6,510)               (8,941)               (8,770)
                                          --------                 --------              --------              --------

Estimated Cash Available from
  Operations                                65,201                   92,470               126,749               124,325

Depreciation and Amortization
  Expense (4)                              (11,835)                 (14,977)              (22,764)              (18,066)
                                          --------                 --------              --------              --------

Estimated Taxable Operating
  Results                                 $ 53,366                 $ 77,493              $103,985              $106,259
                                          ========                 ========              ========              ========

                                 SEE FOOTNOTES

                                                                                Tumbleweed Southwest     Tumbleweed Southwest
                                  Jack in the Box         Jack in the Box       Mesquite Grill & Bar     Mesquite Grill & Bar
                                  Woodland, CA (9)    West Sacramento, CA (9)    Cookeville, TN (10)    Hendersonville, TN(10)
                                 -----------------    -----------------------   --------------------    ----------------------
Estimated Taxable Operating
  Results

Base Rent (1)                           (5)                   (5)                        (5)                     (5)

Asset Management Fees (2)               (5)                   (5)                        (5)                     (5)

General and Administrative
  Expenses (3)                          (5)                   (5)                        (5)                     (5)

Estimated Cash Available from
  Operations                            (5)                   (5)                        (5)                     (5)

Depreciation and Amortization
  Expense (4)                           (5)                   (5)                        (5)                     (5)

Estimated Taxable Operating
  Results                               (5)                   (5)                        (5)                     (5)


                                 SEE FOOTNOTES

                                  Tumbleweed Southwest    Tumbleweed Southwest
                                  Mesquite Grill & Bar    Mesquite Grill & Bar        Arby's               Arby's
                                    Lawrence, KS (10)       Nashville, TN (10)   Greensboro, NC(6)   Greenville, NC(6)
                                  --------------------    --------------------   -----------------   -----------------
Estimated Taxable Operating
  Results

Base Rent (1)                          (5)                      (5)                 $72,727             $72,727

Asset Management Fees (2)              (5)                      (5)                  (4,358)             (4,358)

General and Administrative
  Expenses (3)                         (5)                      (5)                  (4,509)             (4,509)
                                                                                    -------             -------

Estimated Cash Available from
  Operations                           (5)                      (5)                  63,860              63,860

Depreciation and Amortization
  Expense (4)                          (5)                      (5)                 (10,335)            (12,519)
                                                                                    -------             -------

Estimated Taxable Operating
  Results                              (5)                      (5)                 $53,525             $51,341
                                                                                    =======             =======

                                 SEE FOOTNOTES

                                                                                                 Tumbleweed Southwest
                                       Arby's                 Arby's              Arby's         Mesquite Grill & Bar
                                 Jonesville, NC (6)     Kernersville, NC(6)   Kinston, NC (6)    Murfreesboro, TN (10)
                                 ------------------     -------------------   ---------------    ---------------------
Estimated Taxable Operating
  Results

Base Rent (1)                        $72,727                $65,000              $71,364               (5)

Asset Management Fees (2)             (4,358)                (3,894)              (4,276)              (5)

General and Administrative
  Expenses (3)                        (4,509)                (4,030)              (4,425)              (5)
                                     -------                -------              -------

Estimated Cash Available from
  Operations                          63,860                 57,076               62,663               (5)

Depreciation and Amortization
  Expense (4)                        (13,786)               (10,550)             (12,393)              (5)
                                     -------                -------              -------

Estimated Taxable Operating
  Results                            $50,074                $46,526              $50,270               (5)
                                     =======                =======              =======


                                 SEE FOOTNOTES

                                    Boston Market                Golden Corral            Golden Corral            Ruby Tuesday's
                                  Edgewater, CO (7)             Duncan, OK (11)     Fort Walton Beach, FL (11)       London, KY
                                  -----------------             ---------------     --------------------------     ------------
Estimated Taxable Operating
  Results

Base Rent (1)                        $93,907                         (5)                    (5)                        (5)

Asset Management Fees (2)             (5,377)                        (5)                    (5)                        (5)

General and Administrative
  Expenses (3)                        (5,822)                        (5)                    (5)                        (5)
                                     -------

Estimated Cash Available from
  Operations                          82,708                         (5)                    (5)                        (5)

Depreciation and Amortization
  Expense (4)                        (16,024)                        (5)                    (5)                        (5)
                                     -------

Estimated Taxable Operating
  Results                            $66,684                         (5)                    (5)                        (5)
                                     =======


                                 SEE FOOTNOTES

                                         IHOP                    IHOP                       IHOP                 IHOP
                                  Elk Grove, CA (8)     Lake Jackson, TX (8)          Loveland, CO (8)     Victoria, TX (8)
                                  -----------------     --------------------          ----------------     ----------------
Estimated Taxable Operating
  Results

Base Rent (1)                       $155,961                $121,101                     $139,398             $108,668

Asset Management Fees (2)             (9,215)                 (7,155)                      (8,236)              (6,420)

General and Administrative
  Expenses (3)                        (9,670)                 (7,508)                      (8,643)              (6,737)
                                     -------                 -------                      -------              -------

Estimated Cash Available from
  Operations                         137,076                 106,438                      122,519               95,511

Depreciation and Amortization
  Expense (4)                        (26,552)                (20,476)                     (24,613)             (20,763)
                                     -------                 -------                      -------              -------

Estimated Taxable Operating
  Results                           $110,524                 $85,962                      $97,906              $74,748
                                    ========                 =======                      =======              =======

                                 SEE FOOTNOTES

                                   Shoney's       Boston Market           T.G.I. Friday's          Golden Corral
                                Las Vegas, NV     Hoover, AL (7)     Superstition Springs, AZ     Mobile, AL (11)
                                -------------     --------------     ------------------------     ---------------
Estimated Taxable Operating
  Results

Base Rent (1)                      (5)             $110,270                (5)                       (5)

Asset Management Fees (2)          (5)               (6,316)               (5)                       (5)

General and Administrative
  Expenses (3)                     (5)               (6,837)               (5)                       (5)
                                                    -------

Estimated Cash Available from
  Operations                       (5)               97,117                (5)                       (5)

Depreciation and Amortization
  Expense (4)                      (5)              (15,840)               (5)                       (5)
                                                    -------

Estimated Taxable Operating
  Results                          (5)             $ 81,277                (5)                       (5)
                                                   ========

                                 SEE FOOTNOTES

                                      Golden Corral
                                    Palatka, FL (11)      Total
                                    ----------------      -----
Estimated Taxable Operating
  Results

Base Rent (1)                          (5)               $1,548,757

Asset Management Fees (2)              (5)                  (91,300)

General and Administrative
  Expenses (3)                         (5)                  (96,024)
                                                          ---------

Estimated Cash Available from
  Operations                           (5)                1,361,433

Depreciation and Amortization
  Expense (4)                          (5)                 (251,493)
                                                          ---------

Estimated Taxable Operating
  Results                              (5)               $1,109,940
                                                         ==========

-------------------------
FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The Property is under construction or renovation for the period presented. The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

         Property                             Estimated Final Completion Date
         --------                             -------------------------------
         Woodland Property                           January 12, 1998
         West Sacramento Property                    January 17, 1998
         Cookeville Property                         July 31, 1998
         Hendersonville Property                     July 31, 1998
         Lawrence Property                           July 31, 1998
         Nashville Property                          July 31, 1998
         Murfreesboro Property                       August 4, 1998
         Duncan Property                             February 15, 1998
         Fort Walton Beach Property                  February 15, 1998
         London Property                             November 17, 1997
         Las Vegas Property                          February 16, 1998
         Superstition Springs Property               March 4, 1998
         Mobile Property                             March 16, 1998
         Palatka Property                            March 16, 1998

(6) The lessee of the Lexington, Greensboro, Greenville, Jonesville, Kernersville and Kinston Properties is the same unaffiliated lessee.

(7) The lessee of the Newport News, Edgewater and Hoover Properties is the same unaffiliated lessee.

(8) The lessee of the Houston, Stockbridge, Elk Grove, Lake Jackson, Loveland and Victoria Properties is the same unaffiliated lessee.

(9) The lessee of the Woodland and West Sacramento Properties is the same unaffiliated lessee.

(10) The lessee of the Cookeville, Hendersonville, Lawrence, Nashville and Murfreesboro Properties is the same unaffiliated lessee.

(11) The lessee of the Duncan, Fort Walton Beach, Mobile and Palatka Properties is the same unaffiliated lessee.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                         INDEX TO FINANCIAL STATEMENTS


                                                                          Page
                                                                          ----
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of June 30, 1997                40

   Pro Forma Consolidated Statement of Earnings for the six
     months ended June 30, 1997                                            41

   Pro Forma Consolidated Statement of Earnings for the year
     ended December 31, 1996                                               42

   Notes to Pro Forma Consolidated Financial Statements for
     the six months ended June 30, 1997 and the year ended
     December 31, 1996                                                     43

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through June 30, 1997, including the receipt of $223,843,177 in gross offering proceeds from the sale of 22,384,318 shares of common stock and the application of such proceeds to purchase 174 properties (including 121 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, eight properties which consist of building only and 44 properties which consist of land only), 33 of which were under construction at June 30, 1997, to provide mortgage financing to the lessees of the 44 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $32,064,182 in gross offering proceeds from the sale of 3,206,418 additional shares of common stock during the period July 1, 1997 through August 21, 1997, and (iii) the application of such funds and $22,386,051 of cash and cash equivalents at June 30, 1997, to purchase 30 additional properties acquired during the period July 1, 1997 through August 21, 1997 (12 of which are under construction and consist of land and building, one property which is under construction and consists of building only and 17 properties which consist of land and building), to pay additional costs for the 33 properties under construction at June 30, 1997, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of June 30, 1997, includes the transactions described in (i) above from the historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on June 30, 1997.

         The Pro Forma Consolidated Statements of Earnings for the six months ended June 30, 1997 and the year ended December 31, 1996, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for six of the properties that were acquired by the Company during the period January 1, 1996 through August 21, 1997, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1996, to (B) the earlier of (1) the date the property was acquired by the Company or
(2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1996 through August 21, 1997, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997

                                                                                 Pro Forma
            ASSETS                                        Historical            Adjustments           Pro Forma
            ------                                        ----------            -----------           ---------
Land and buildings on operating
  leases, less accumulated
  depreciation                                          $ 140,983,397          $ 26,717,450 (a)      $167,700,847
Net investment in direct
  financing leases (b)                                     22,703,193            14,650,854 (a)        37,354,047
Cash and cash equivalents                                  31,097,346           (22,386,051)(a)         8,711,295
Receivables                                                   497,307                                     497,307
Mortgage notes receivable                                  17,737,107                                  17,737,107
Organization costs, less
  accumulated amortization                                     11,682                                      11,682
Loan costs, less accumulated
  amortization                                                 23,954                                      23,954
Accrued rental income                                         861,703                                     861,703
Other assets                                                1,026,053              (660,586)(a)           365,467
                                                         ------------          ------------          ------------

                                                         $214,941,742         $ 18,321,667           $233,263,409
                                                         ============         ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                                           $  4,756,658                                $  4,756,658
  Accrued interest payable                                     26,751                                      26,751
  Accrued construction costs payable                       10,524,476         $ (10,524,476)(a)                 -
  Accounts payable and other accrued
    expenses                                                  113,317                                     113,317
  Due to related parties                                      790,223                                     790,223
  Rents paid in advance                                       305,524                                     305,524
  Deferred rental income                                    1,005,050                26,353 (a)         1,031,403
  Other payables                                               10,315                                      10,315
                                                         ------------          ------------          ------------
      Total liabilities                                    17,532,314           (10,498,123)            7,034,191
                                                         ------------          ------------          ------------

Minority interest                                             286,992                                     286,992
                                                         ------------         ------------           ------------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                               -                                           -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    78,000,000 shares                                              -                                           -
  Common stock, $.01 par value per
    share.  Authorized 75,000,000
    shares; issued and outstanding
    22,404,318 shares; issued and
    outstanding, as adjusted,
    25,610,736 shares                                         224,043                32,064 (a)           256,107
  Capital in excess of par value                          198,913,717            28,787,726 (a)       227,701,443
  Accumulated distributions in
    excess of net earnings                                 (2,015,324)                                 (2,015,324)
                                                         ------------         ------------           ------------
                                                          197,122,436           28,819,790            225,942,226
                                                         ------------         ------------           ------------

                                                         $214,941,742         $ 18,321,667           $233,263,409
                                                         ============         ============           ============


See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 1997

                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------
Revenues:
  Rental income from
    operating leases                                         $4,006,805           $    8,188 (1)       $4,014,993
  Earned income from
    direct financing leases (2)                                 958,492                                   958,492
  Interest income from
    mortgage notes receivable                                   815,192                                   815,192
  Other interest and income                                     934,745               (3,359)(3)          931,386
                                                             ----------           ----------           ----------
                                                              6,715,234                4,829            6,720,063
                                                             ----------           ----------           ----------

Expenses:
  General operating and
    administrative                                              481,211                                   481,211
  Professional services                                          44,679                                    44,679
  Asset and mortgage management
    fees to related party                                       259,256                  873 (4)          260,129
  State and other taxes                                         107,863                                   107,863
  Depreciation and amortization                                 579,404                2,142 (6)          581,546
                                                             ----------           ----------           ----------
                                                              1,472,413                3,015            1,475,428
                                                             ----------           ----------           ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                  5,242,821              (1,814)            5,244,635

Minority Interest in Income of
  Consolidated Joint Venture                                    (15,726)                                  (15,726)
                                                              ---------          ----------             ---------

Net Earnings                                                 $5,227,095          $   (1,814)           $5,228,909
                                                             ==========          ==========            ==========

Earnings Per Share of
  Common Stock (7)                                           $     0.29                                $     0.29
                                                             ==========                                ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                                            17,826,025                                17,826,025
                                                             ==========                                ==========


See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------
Revenues:
  Rental income from
    operating leases                                         $3,717,886           $   62,167 (1)       $3,780,053
  Earned income from
    direct financing leases (2)                                 625,492               34,282 (1)          659,774
  Contingent rental income                                       13,920                                    13,920
  Interest income from
    mortgage notes receivable                                 1,069,349                                 1,069,349
  Other interest and income                                     780,037              (24,826)(3)          755,211
                                                             ----------           ----------           ----------
                                                              6,206,684               71,623            6,278,307
                                                             ----------           ----------           ----------

Expenses:
  General operating and
    administrative                                              542,564                                   542,564
  Professional services                                          58,976                                    58,976
  Asset and mortgage management
    fees to related party                                       251,200                5,435 (4)          256,635
  State and other taxes                                          56,184                1,218 (5)           57,402
  Depreciation and amortization                                 521,871                6,852 (6)          528,723
                                                             ----------           ----------           ----------
                                                              1,430,795               13,505            1,444,300
                                                             ----------           ----------           ----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                  4,775,889               58,118            4,834,007

Minority Interest in Income of
  Consolidated Joint Venture                                    (29,927)                                  (29,927)
                                                             ----------           ----------           ----------

Net Earnings                                                 $4,745,962           $   58,118           $4,804,080
                                                             ==========           ==========           ==========

Earnings Per Share of
  Common Stock (7)                                           $     0.59                                $     0.60
                                                             ==========                                ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                                             8,071,670                                 8,071,670
                                                             ==========                                ==========

See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $32,064,182 from the issuance of 3,206,418 shares of common stock during the period July 1, 1997 through August 21, 1997, the receipt of $26,353 of rental income during construction (capitalized as deferred rental income), and $22,386,051 of cash and cash equivalents used (i) to acquire 30 properties for $32,532,688 of which one property consists of building only and 29 properties consist of land and building, (ii) to fund estimated construction costs of $17,256,618 ($10,524,476 of which was accrued as construction costs payable at June 30, 1997) relating to 33 wholly-owned properties under construction at June 30, 1997, (iii) to pay acquisition fees of $1,442,888 and reclassify from other assets $660,586 of acquisition fees previously incurred relating to the acquired properties and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $3,244,392, which have been netted against capital in excess of par value.

         The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property            Total
                                                              ------------------       --------            -----
         Boston Market in Southlake, TX                           1,025,712               54,949          1,080,661
         Boston Market in Stafford, TX                            1,068,222               57,226          1,125,448
         Jack in the Box in Channelview, TX                       1,007,970               53,998          1,061,968
         Jack in the Box in Garland, TX                             935,120               50,096            985,216
         KFC in Putnam, CT                                          794,700               42,573            837,273
         Arby's in Lexington, NC                                    741,536               39,725            781,261
         Boston Market in Newport News, VA                        1,002,216               53,690          1,055,906
         IHOP in Houston, TX                                      1,419,809               76,061          1,495,870
         IHOP in Stockbridge, GA                                  1,392,627               74,605          1,467,232
         Jack in the Box in Woodland, CA                            962,592               51,568          1,014,160
         Jack in the Box in West Sacramento, CA                   1,072,031               57,430          1,129,461
         Tumbleweed Southwest Mesquite
           Grill & Bar in Cookeville, TN                          1,456,843               78,045          1,534,888
         Tumbleweed Southwest Mesquite
           Grill & Bar in Hendersonville, TN                        739,655               39,624            779,279
         Tumbleweed Southwest Mesquite
           Grill & Bar in Lawrence, KS                            1,433,474               76,794          1,510,268
         Tumbleweed Southwest Mesquite
           Grill & Bar in Nashville, TN                           1,294,917               69,371          1,364,288
         Arby's in Greensboro, NC                                   726,273               38,908            765,181
         Arby's in Greenville, NC                                   726,273               38,907            765,180
         Arby's in Jonesville, NC                                   726,273               38,907            765,180
         Arby's in Kernersville, NC                                 649,000               34,768            683,768
         Arby's in Kinston, NC                                      712,636               38,177            750,813
         Tumbleweed Southwest Mesquite
           Grill & Bar in Murfreesboro, TN                        1,410,322               75,553          1,485,875
         Boston Market in Edgewater, CO                             896,187               48,010            944,197
         Golden Corral in Fort Walton Beach, FL                   1,490,657               79,857          1,570,514
         Golden Corral in Duncan, OK                              1,036,607               55,532          1,092,139
         Ruby Tuesday's in London, KY                             1,119,970               59,999          1,179,969
         IHOP in Elk Grove, CA                                    1,535,840               82,278          1,618,118
         IHOP in Lake Jackson, TX                                 1,192,497               63,884          1,256,381
         IHOP in Loveland, CO                                     1,372,745               73,540          1,446,285
         IHOP in Victoria, TX                                     1,070,000               57,321          1,127,321
         Shoney's in Las Vegas, NV                                1,519,984               81,428          1,601,412
         33 wholly owned properties under
           construction at June 30, 1997                          6,732,142              360,650          7,092,792
                                                                -----------          -----------        -----------

                                                                $39,264,830          $ 2,103,474        $41,368,304
                                                                ===========          ===========        ===========

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
  FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet - Continued:

         Adjustment classified as follows:
             Land and buildings on operating leases       $26,717,450
             Net investment in direct financing leases     14,650,854
                                                          -----------
                                                          $41,368,304
                                                          ===========

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for six of the properties acquired during the period January 1, 1996 through August 21, 1997, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1996, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the six Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                                           Date Pro Forma
                                                                Date Placed                Property Became
                                                                in Service                 Operational as
                                                               By the Company              Rental Property
                                                               --------------              ---------------
               Mr. Fable's in Grand
                 Rapids, MI                                       March 1996                 January 1996
               Denny's in McKinney, TX                             June 1996                 January 1996
               Boston Market in Merced, CA                       October 1996                  July 1996
               Boston Market in
                 St. Joseph, MO                                  December 1996                 June 1996
               Burger King in Kent, OH                           February 1997               December 1996
               Golden Corral in
                 Hopkinsville, KY                              February 19, 1997           February 18, 1997

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
  FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND THE YEAR ENDED DECEMBER 31, 1996

Pro Forma Consolidated Statement of Earnings - Continued:

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1997 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the six months ended June 30, 1997 and the year ended December 31, 1996.

(2) See Note (b) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996, through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the six months ended June 30, 1997 and the year ended December 31, 1996.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of
         (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $873,000 and $3,509,000 for the Pro Forma Properties for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately two percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 1997 and the year ended December 31, 1996.